As filed with the Securities and Exchange Commission on March 28, 2006

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               GELSTAT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Minnesota                                               90-0075732
(State or Other Jurisdiction                                    (IRS Employer
     of Incorporation or                                     Identification No.)
        Organization)

                        1650 West 82nd Street, Suite 1200
                          Bloomington, Minnesota 55431
               (Address of Principal Executive Offices) (Zip Code)

                                 (952) 881-4105
          (Telephone number, including area code, of agent for service)

                          GELSTAT CONSULTING AGREEMENT
                            (Full title of the plan)

                               Stephen C. Roberts
                               GelStat Corporation
                        1650 West 82nd Street, Suite 1200
                          Bloomington, Minnesota 55431
                     (Name and address of agent for service)

                            (952) 881-4105 (Telephone
                          number, including area code)

                                   Copies to:
                            Janna R. Severance, Esq.
                             Messerli & Kramer, P.A.
                            1800 Fifth Street Towers
                              150 South 5th Street
                           Minneapolis, MN 55402-4218
                            Telephone: (612) 672-3600

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                      Proposed
                                                  Maximum Offering      Proposed Maximum
 Title of Securities to be       Amount to be         Price Per        Aggregate Offering    Amount of Registration
         Registered               Registered         Share(1,2)            Price(1,2)                  Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 Par Value                     175,000              $0.225              $39,375                   $4.21
===================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the average of the high and low prices of the Common Stock on the OTCBB on March 23, 2006.

                                     PART II

Item 3. Incorporation of Documents by Reference

      The following documents, as filed by GelStat Corporation, formerly known as Developed Technology Resource, Inc. (the "Registrant"), with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference:

      (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

      (2) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2005, June 30, 2005, and September 30, 2005; and

      (3) The description of the Registrant's Common Stock contained in its Current Report on Form 8-K filed on July 17, 2003.

      In addition, each document filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date hereof, and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Under the Minnesota Business Corporation Act (the "Minnesota Act"), unless the articles of incorporation or bylaws otherwise provide, directors and officers will be indemnified against judgments, penalties, fines, settlements and expenses (including attorneys' fees) incurred in connection with legal proceedings to which they are made, or threatened to be made, a party by reason of their present or former status as a director or officer, if they received no improper personal benefit, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful and, generally speaking, they reasonably believed their conduct to be in, or not opposed to, the corporation's best interests.

      Bylaws of the Registrant provide indemnification to directors and officers to the full extent provided by the Minnesota Act.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      The following exhibits are filed as a part of this registration statement:

       Exhibit Number   Description
       --------------   -----------

            4.1         Restated   Articles   of   Incorporation,   as   amended
                        (incorporated by reference to Exhibit 3.6 to the Registrant's Report on Form 8-K filed on August 1,
                        2003).

            4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.7 to the Registrant's Report on Form 8-K filed on August 1,
                        2003).

            5.1         Opinion of Counsel regarding legality of shares.

            23.1        Consent of Virchow, Krause & Company, LLP.

Item 9. Undertakings

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus  required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low of high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota.

                                        GELSTAT CORPORATION


                                        By /s/ Stephen C. Roberts
                                           -------------------------------------
                                           Stephen C. Roberts
                                           Chairman of the Board, Chief
                                           Executive Officer, Chief Financial
                                           Officer and Director (Principal
                                           Executive Officer and Principal
                                           Financial and Accounting Officer)

Date: March 24, 2006

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Name                                      Title                            Date
                                    Chairman of the Board, Chief Executive
                                Officer, Chief Financial Officer and Director
                                  (Principal Executive Officer and Principal
/s/ Stephen C. Roberts                Financial and Accounting Officer)          March 24, 2006
-----------------------------
Stephen C. Roberts, M.D.


/s/ Richard Ringold                         President and Director               March 24, 2006
-----------------------------
Richard Ringold


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